UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2009

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS.

As previously disclosed by KAL Energy, Inc. (“KAL”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2009, KAL, its subsidiary Thatcher Mining PTE, Ltd., Romo Nitiyudo Wachjo, Kangaroo Resources Ltd. (“KRL”) and PT Graha Panca Karsa (“GPK”) entered into a Deed of Termination and Release (the “Release”) pursuant to which Thatcher and GPK agree to terminate the Cooperation and Investment Agreement of January 7, 2007 that was by and among GPK, Thatcher, Fitri S Astuty Goodwin and Sri Purwani.  The Release serves to terminate all claims held by KAL and its affiliates to the economic benefits to which they may have been entitled with respect to GPK.

Pursuant to the terms of the Release, KRL has made the following payments to Thatcher: (i) US$100,000 and (ii) on October 30, 2009, a payment of US$50,000 was made to extend the second payment obligation 45 days.  KRL is required to make the remaining payments of (i) US$2,400,000 and (ii) the third payment of US$2,500,000 consistent with the original timeline as extended by the 45 day extension.  The original timeline provided for KRL to pay the second payment on the date which is 30 days from the date of the Release and the third payment on the date that is 60 days from the date of the Release.

KRL may elect to make any of the above payments prior to the relevant payment dates, provided that the minimum payments made are at least US$250,000.  KRL may extend the third payment for an additional 45 days by providing notice and submitting an additional penalty payment of US$50,000 to Thatcher.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

November 4, 2009	By:	/s/ William Bloking
William Bloking
Executive Chairman and President